UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2023

GD Culture Group Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o GD Culture Group Limited Flat 1512, 15F, Lucky Centre, No.165-171 Wan Chai Road Wan Chai, Hong Kong
(Address of Principal Executive Offices) (Zip code)

+852-95791074

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GDC	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2023, Ms. Junhe Hong tendered her resignation as a director and a member of the Nominating and Corporate Governance Committee, the Compensation Committee, and the Audit Committee of the Company, effective February 17, 2023. The resignation of Ms. Junhe Hong was not a result of any disagreement with the Company’s operations, policies or procedures.

On February 17, 2023, approved by the Board of Directors, the Nominating and Corporate Governance Committee and the Compensation Committee, Mr. Yi Zhong was appointed as a director and a member of the Nominating and Corporate Governance Committee, the Compensation Committee, and the Audit Committee of the Company, effective February 17, 2023.

The Board has determined that Mr. Yi Zhong is independent within the meaning of Nasdaq Listing Rule 5605(a)(2).

The biographical information of Mr. Yi Zhong is set forth below:

Mr. Yi Zhong, age 31, is experienced in fund in management. Since 2014, Mr. Yi Zhong has been a fund manager at Huajian Securities in Shenzhen China, where he managed long-short equity portfolio, analyzed market trends, economic data and company financials to make investment decisions. From 2013 to 2017, Mr. Yi Zhong was a fund manager assistant at Hongouruibo Investment Fund in Shenzhen China, where Mr. Yi Zhong participated in the management of a global equity portfolio, developed and implemented investment strategies that effectively balance risk and reward. Mr. Yi Zhong received his bachelor’s degree in business administration from University of Toronto.

Mr. Yi Zhong does not have a family relationship with any director or executive officer of the Company. Mr. Yi Zhong has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Yi Zhong accepted an offer letter from the Company and agreed to receive an annual compensation of $10,000, effective February 17, 2023. The offer letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
10.1	Director Offer Letter to Yi Zhong, dated February 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GD CULTURE GROUP LIMITED

Date: February 17, 2023	By:	/s/ Hongxiang Yu
	Name:	Hongxiang Yu
	Title:	Chief Executive Officer, President and Chairman of the Board

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